Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2022 FIRST QUARTER RESULTS

NEW YORK, NY – May 2, 2022 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion” or the “Company”), a finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, announced today its 2022 first quarter results for the quarter ended March 31, 2022.

2022 First Quarter Highlights

•	Net income grew 17% to $9.8 million, or $0.39 per share, compared to $8.4 million, or $0.34 per share, in the prior year quarter.

•	Net interest income grew 25% to $35.9 million from $28.7 million in the prior year quarter.

•	Net interest margin was 9.20%, in line with the 9.18% in the prior year quarter.

•	Loan originations increased 44% to $213.7 million from $148.0 million in the prior year quarter.

•	During the quarter, the recreation loan portfolio exceeded $1 billion for the first time.

•	Medallion paid a cash dividend of $0.08 per share during the quarter.

Executive Commentary – Andrew Murstein, President of Medallion

“We had a great start to the year as we maintained our momentum, resulting in another strong quarter. Over the past four quarters, we increased our recreation loans by 22% and home improvement loans by 38%, and we reduced our medallion exposure by 61%. Given our strong performance, we were also able to reinstate our dividend and resume purchases under our stock repurchase plan this quarter.”

Loan Detail

•	During the quarter, net charge-offs remained low at $2.7 million, compared to $2.8 million in the prior year quarter.

•	Loans 90 days or more past due were 0.27% of loans at March 31, 2022, compared to 0.33% at March 31, 2021.

Business Segment Highlights

Consumer Lending Segments

•	We grew originations by 44% to $204.2 million during the 2022 first quarter, compared to $141.9 million in the prior year quarter.

•	Consumer loans were $1.5 billion as of March 31, 2022, compared to $1.2 billion a year ago.

•	Consumer loans were 94% of total loans as of March 31, 2022, compared to 93% a year ago.

•	The loan portfolios grew 22% for recreation and 38% for home improvement from March 31, 2021.

•	Net interest income grew 14% to $35.9 million for the quarter, from $31.4 million in the prior year quarter.

•	The average interest rate on the portfolio was 12.42% at quarter-end, compared to 13.44% a year ago.

•

Consumer loans 90 days or more past due were $4.1 million, or 0.28% of gross consumer loans, as of March 31, 2022, compared to $3.3 million, or 0.29%, a year ago. Delinquencies continued to be lower than historical averages.

•	Segment net income for the first quarter was $16.3 million, compared to $14.8 million in the prior year quarter.

Commercial Lending Segment

•	We originated $4.4 million during the 2022 first quarter, compared to $4.2 million in the prior year quarter.

•	Commercial loans were $77.9 million at March 31, 2022, compared to $58.9 million a year ago.

•	The average interest rate on the portfolio was 12.41%, compared to 12.65% a year ago.

Medallion Lending Segment

•	The Company collected $5.2 million in the first quarter.

•

Total net medallion exposure declined to $37.1 million (comprised of $4.6 million of loans net of allowance for loan losses and $32.5 million of loan collateral in process of foreclosure), representing less than 2% of the Company’s total assets, as of March 31, 2022.

Capital Allocation

Quarterly Dividend

•	The Company reinstated its quarterly dividend in February 2022. The first $0.08 per share dividend was paid on March 31, 2022.

•	The Board of Directors declared a quarterly cash dividend of $0.08 per share payable on May 31, 2022, to shareholders of record at the close of business on May 16, 2022.

Stock Repurchase Plan

•	During the 2022 first quarter, the Company repurchased 67,660 shares of its common stock at an average of $9.12 per share.

•	As announced earlier today, the Company authorized a new repurchase plan for $35 million of its shares.

Conference Call Information

The Company will host a conference call to discuss its first quarter financial results on Tuesday, May 3, 2022, at 9:00 a.m. Eastern time.

The Company will incorporate a slide show presentation in conjunction with the earnings call. The presentation is now available at www.medallion.com and will also be discussed during the call.

•	Conference Call Dial-In: (877) 407-0789 (U.S.) or (201) 689-8562 (international). Please dial the number 10 minutes prior to the scheduled start time.

•	Live Webcast: available on Medallion’s website at http://www.medallion.com/investors.html

•	Call Replay: available following the end of the call through Tuesday, May 10, 2022, by telephone at (844) 512-2921 (U.S.) or (412) 317-6671 (international), passcode 13729508.

•	Webcast Replay: available at http://www.medallion.com/investors.html until the next quarter’s results are announced.

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About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ:MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding medallion loan portfolio, the potential for future asset growth and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the COVID-19 pandemic on Medallion’s business, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control, the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Medallion, its customers and third parties. In addition to risks related to the ongoing COVID-19 pandemic, for a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2021 Annual Report on Form 10-K.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share and per share data)	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Cash, cash equivalents, and federal funds sold	$138,794	$124,484	$140,277
Equity investments and investment securities	57,151	54,498	47,610

Loans	1,569,441	1,488,924	1,259,215
Allowance for loan losses	(50,686)	(50,166)	(57,809)

Net loans receivable	1,518,775	1,438,758	1,201,406

Loan collateral in process of foreclosure	33,834	37,430	50,733
Goodwill and intangible assets	173,923	174,283	201,532
Other assets	44,168	43,604	47,192

Total assets	$1,966,625	$1,873,057	$1,688,750

Liabilities
Deposits	$1,332,112	$1,250,880	$1,084,074
Long-term debt	220,006	219,973	182,225
Accounts payable and other liabilities	22,193	19,113	22,508
Deferred tax liabilities and other tax payables	21,731	18,210	3,528
Operating lease liabilities	8,542	9,053	10,464
Short-term borrowings	—	—	73,937

Total liabilities	1,604,584	1,517,229	1,376,736

Commitments and contingencies

Total stockholders’ equity	293,253	287,040	239,732

Non-controlling interest in consolidated subsidiaries	68,788	68,788	72,282

Total equity	362,041	355,828	312,014

Total liabilities and equity	$1,966,625	$1,873,057	$1,688,750

Number of shares outstanding	25,507,113	25,173,386	25,034,355
Book value per share	$11.50	$11.40	$9.58

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
(Dollars in thousands, except share and per share data)	2022	2021
Total interest income	$43,303	$37,080
Total interest expense	7,375	8,407

Net interest income	35,928	28,673

Provision for loan losses	3,240	3,019

Net interest income after provision for loan losses	32,688	25,654

Other income (loss)
Loss on equity investments	(133)	—
Write-down of loan collateral in process of foreclosure	(386)	(2,785)
Gain on extinguishment of debt	—	1,767
Sponsorship and race winnings, net	—	2,473
Other income	2,048	482

Total other income, net	1,529	1,937

Other expenses
Salaries and employee benefits	7,568	5,685
Race team related expenses	—	2,122
Loan servicing fees	1,953	1,647
Professional fees	3,992	507
Collection costs	1,343	1,232
Other expenses	3,177	3,449

Total other expenses	18,033	14,642

Income before income taxes	16,184	12,949

Income tax provision	(4,831)	(3,878)

Net income after taxes	11,353	9,071

Less: income attributable to the non-controlling interest	1,512	640

Total net income attributable to Medallion Financial Corp.	$9,841	$8,431

Basic net income per share	$0.40	$0.34
Diluted net income per share	$0.39	$0.34

Weighted average common shares outstanding
Basic	24,770,134	24,518,775
Diluted	25,083,566	24,895,108

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